EXHIBIT 99.9
                              ------------









                         Consolidated Balance Sheet

            Capital Equities Group, Inc. (A Wholly Owned Subsidiary
              of Consolidated Resources Group, Inc.) and Subsidiary

                            As of May 3, 2002
                        Independent Auditors' Report




          Exhibit 99.9





            Capital Equities Group, Inc. (A Wholly Owned Subsidiary of Consolidated Resources Group, Inc.) and Subsidiary


                         Consolidated Balance Sheet

                                May 3, 2002



                                 Contents



Independent Auditors' Report.........................................    1

Consolidated Balance Sheet...........................................    2

Notes to Consolidated Balance Sheet..................................   3-4



          Exhibit 99.9



                     Independent Auditors' Report




Board of Directors
Capital Equities Group, Inc. (A Wholly Owned Subsidiary
  of Consolidated Resources Group, Inc.) and Subsidiary
Tampa, Florida


We have audited the accompanying consolidated balance sheet of Capital Equities Group, Inc. (a wholly owned subsidiary of Consolidated
Resources Group, Inc.) and Subsidiary as of May 3, 2002. This consolidated balance sheet is the responsibility of the management of Capital Equities Group, Inc. Our responsibility is to express an opinion on the consolidated balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement.
 An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit of the consolidated balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to in the first paragraph presents fairly, in all material respects, the financial position of Capital Equities Group, Inc. (a wholly owned subsidiary of Consolidated Resources Group, Inc.) and Subsidiary as of May 3, 2002 in conformity with accounting principles generally accepted in the United States of America.


/s/Pender Newkirk & Company

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
July 5, 2002




          Exhibit 99.9



        Capital Equities Group, Inc. (A Wholly Owned Subsidiary of Consolidated Resources Group, Inc.) and Subsidiary

                      Consolidated Balance Sheet

                             May 3, 2002



Assets
Current assets:
  Cash                                                     $    21,469

Deposit on purchase of property                                300,000
                                                           -----------

                                                           $   321,469
                                                           ===========



Stockholders' Equity

Common stock; $0 par value; 25,000 shares
  authorized,issued, and outstanding                       $   339,500

Accumulated deficit                                            (18,031)
                                                           -----------
                                                           $   321,469
                                                           ===========











The accompanying notes are an integral part of the
consolidated balance sheet.                                            2




          Exhibit 99.9


           Capital Equities Group, Inc. (A Wholly Owned Subsidiary of Consolidated Resources Group, Inc.) and Subsidiary

                     Consolidated Notes to Balance Sheet

                            As of May 3, 2002


1.   Background Information

Capital Equities Group, Inc. (f/k/a Riverbluff, Inc.) was incorporated on July 30, 2001 in the state of Nevada. On April 15, 2002, an amendment to the articles of incorporation was filed, changing the name of Riverbluff, Inc. to Capital Equities Group, Inc. On May 1, 2002, the two stockholders of Capital Equities Group, Inc. exchanged 100 percent of their shares of the outstanding stock of the company for shares of Consolidated Resources Group, Inc., resulting in Capital Equities Group, Inc. becoming a wholly owned subsidiary of Consolidated Resources Group, Inc. The headquarters of Capital Equities Group, Inc. is located in Tampa, Florida.

Resort Hotels, Inc. was incorporated on May 2, 2002 in the state of Nevada as a wholly owned subsidiary of Capital Equities Group, Inc.

Capital Equities Group, Inc. and Resort Hotels, Inc. are hereinafter referred to as the "Company."


2.   Significant Accounting Policies

The significant accounting policies followed are:

     The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The consolidated balance sheet includes the accounts of Capital Equities Group, Inc. and its wholly owned subsidiary, Resort
     Hotels, Inc.  All intercompany balances have been eliminated.


3.   Lease Commitments

The Company leases office space for its headquarters under a lease that expires in March 2003. The monthly payment required on this lease amounts to $5,300




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          Exhibit 99.9


          Capital Equities Group, Inc. (A Wholly Owned Subsidiary of Consolidated Resources Group, Inc.) and Subsidiary

                    Consolidated Notes to Balance Sheet

                            As of May 3, 2002


4.   Deposit and Subsequent Event

On April 1, 2002, the Company contracted to purchase property (the Dogwood Inn) located in Branson, Missouri for a price of $5,170,000. The subject property is encumbered by various liens that are significant in total. As of May 3, 2002, the Company has paid $300,000 to the seller of the property. The intended use of the property by the Company will be to grant the right, in exchange for consideration, to hotel rooms on a long-term or indefinite basis, referred to as leisure leases. Although as of May 3, 2002, documents exist which indicate that a closing may have taken place, all parties to the transaction have agreed that the closing had not taken place as of that date and the Company did not obtain possession until sometime later. Additionally, all parties agree that all amounts paid by the Company to the seller up to the date of closing are to be treated as non-refundable deposits.












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          Exhibit 99.9